As filed with the Securities and Exchange Commission on January 27, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

PROGRESS SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	04-2746201 (I.R.S. Employer Identification Number)

14 Oak Park Dr., Bedford, Massachusetts (Address of Principal Executive Offices)	01730 (Zip Code)

Progress Software Corporation 1991 Employee Stock Purchase Plan
Progress Software Corporation 2004 Inducement Stock Plan
Progress Software Corporation 2008 Stock Option and Incentive Plan
(Full Title of Plans)
________________________________

Stephen H. Faberman
Progress Software Corporation
14 Oak Park Dr.
Bedford, Massachusetts 01730
(Name and Address of Agent for Service)

(781) 280-4000
(Telephone Number, Including Area Code, of Agent For Service)

WITH A COPY TO:
Miguel J. Vega
Cooley LLP
500 Boylston Street
14th Floor
Boston, MA 02116-3736
(617) 937-2319

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share, under the:
Progress Software Corporation 1991 Employee Stock Purchase Plan	362,714 shares	$47.68 (4)	$17,294,203.52	$2,244.79
Progress Software Corporation 2004 Inducement Stock Plan	450,000 shares	$47.68 (4)	$21,456,000.00	$2,784.99
Progress Software Corporation 2008 Stock Option and Incentive Plan	10,685,545 shares	$47.68 (4)	$509,486,785.60	$66,131.38
Progress Software Corporation 2008 Stock Option and Incentive Plan	1,256,667 shares (2)	$38.97 (5)	$48,972,312.99	$6,356.61
Progress Software Corporation 2008 Stock Option and Incentive Plan	573,175 shares (3)	47.68 (4)	$27,328,984.00	$3,547.30
Total	13,328,101 shares		$624,538,286.11	$81,065.07

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of common stock of Progress Software Corporation as may become issuable in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Progress Software Corporation 1991 Employee Stock Purchase Plan, the Progress Software Corporation 2004 Inducement Stock Plan and the Progress Software Corporation 2008 Stock Option and Incentive Plan, respectively.

(2)	Represents shares of common stock reserved for issuance pursuant to stock option awards outstanding under the 2008 Plan as of January 27, 2020.
(3)	Represents shares of common stock reserved for issuance pursuant to unvested restricted stock units outstanding under the 2008 Plan as of January 27, 2020.
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act. The proposed maximum offering price per share is estimated based on the average of the high and low sale prices for Progress Software Corporation’s common stock as reported on the Nasdaq Stock Market on January 21, 2020.

(5)	Calculated pursuant to Rule 457(h)(1) of the Securities Act based on $38.97, the weighted average per share exercise price of the stock options.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Progress Software Corporation, a Delaware corporation (the “Registrant”), relating to 362,714 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the Progress Software Corporation 1991 Employee Stock Purchase Plan (the “ESPP”), which 362,714 shares are in addition to the 800,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2007 (Commission File No. 333-146233); 1,700,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on February 23, 2005 (Commission File No. 333-122962); 300,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on June 11, 1999 (Commission File No. 333-80571); and 150,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 30, 1991 (Commission File No. 33-41752). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) and the antidilution provisions of our ESPP, the 2,950,000 shares previously registered were adjusted to 6,000,000 shares after giving effect to stock splits that occurred on November 27, 1995, July 13, 1998, January 21, 2000 and January 31, 2011.

The Registrant is also filing this Registration Statement to register 450,000 shares of Common Stock issuable to eligible persons under the Progress Software Corporation 2004 Inducement Stock Plan (the “Inducement Plan”), which 450,000 shares are in addition to the 500,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 21, 2007 (Commission File No. 333-146233) and the 200,000 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on February 23, 2005 (Commission File No. 333-122962). Pursuant to Rule 416(a) under the Securities Act and the antidilution provisions of our 2008 Plan, the 700,000 shares previously registered were adjusted to 1,050,000 shares after giving effect to stock splits that occurred on November 27, 1995, July 13, 1998, January 21, 2000 and January 31, 2011.

The Registrant is also filing this Registration Statement to register 12,515,387 shares of Common Stock issuable to eligible persons under the Progress Software Corporation 2008 Stock Option and Incentive Plan (the “2008 Plan”), which 12,515,387 shares are in addition to the 4,047,367 shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 30, 2008 (Commission File No. 333-150555). Pursuant to Rule 416(a) under the Securities Act and the antidilution provisions of our 2008 Plan, the 4,047,367 shares previously registered were adjusted to 6,071,051 shares after giving effect to stock splits that occurred on November 27, 1995, July 13, 1998, January 21, 2000 and January 31, 2011.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the ESPP, the 2008 Plan and the Inducement Plan, respectively, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019, as filed with the Commission on January 27, 2020; and

(b)
The description of the Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on July 22, 1991, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation includes a provision that eliminates the liability of directors for monetary damages to the fullest extent permitted by Delaware law.

In addition, the Registrant’s certificate of incorporation authorizes the Registrant to provide indemnification of officers and directors, through bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise in excess of the indemnification otherwise permitted by Delaware law, to the fullest extent permitted by Delaware law, and the Registrant’s amended and restated bylaws provide that the Registrant is required to indemnify its officers and directors to the extent not prohibited by Delaware law.
Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee, or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding; provided that such director or officer had no reasonable cause to believe his conduct was unlawful.
Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by the board.
The Registrant’s bylaws further provide that the Registrant may maintain directors’ and officers’ liability insurance. The Registrant maintains a directors’ and officers’ liability insurance policy.

Item 7.	Exemption from Registration Claimed.
Not applicable.
Item 8.      Exhibits.

Exhibit	Description
4.1
Certificate of Conversion from Non-Delaware Corporation to Delaware Corporation, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 14, 2015, and incorporated herein by reference

4.2	Certificate of Incorporation, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed May 14, 2015, and incorporated herein by reference
4.3
Certificate of Correction to Certification of Incorporation, filed as Exhibit 3.2.1 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2015 filed January 29. 2016, and incorporated herein by reference

4.4
Amended and Restated By-Laws, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2019 filed July 9, 2019, and incorporated herein by reference

4.5
Specimen certificate for the Common Stock, filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2011 filed January 30, 2012, and incorporated herein by reference

4.6
Description of Registered Securities, filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2019 filed January 27, 2020, and incorporated herein by reference

5.1*	Opinion of Counsel
23.1*	Consent of Counsel (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included in signature page to this Registration Statement)
99.1
Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended and restated, filed as Appendix A to the Registrant’s Proxy Statement for the Registrant’s 2016 Annual Meeting of Stockholders filed April 15, 2016, and incorporated herein by reference

99.2
Progress Software Corporation 2004 Inducement Stock Plan, as amended and restated, filed as Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2015 filed January 29, 2016, and incorporated herein by reference

99.3
Progress Software Corporation 2008 Stock Option and Incentive Plan, as amended and restated, filed as Appendix A to the Registrant’s Proxy Statement for the Registrant’s 2013 Annual Meeting of Stockholders filed May 7, 2013, and incorporated herein by reference

* Filed herewith

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Massachusetts, on this 27th day of January 2020.

PROGRESS SOFTWARE CORPORATION
By:	/s/ Stephen H. Faberman
Stephen H. Faberman
Chief Legal Officer and Secretary

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Stephen H. Faberman his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yogesh Gupta Yogesh Gupta	President, Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2020
/s/ Paul A. Jalbert Paul A. Jalbert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 27, 2020
/s/ Paul T. Dacier Paul T. Dacier	Director	January 27, 2020
/s/ John R. Egan John R. Egan	Director	January 27, 2020
/s/ Rainer Gawlick Rainer Gawlick	Director	January 27, 2020
/s/ Charles F. Kane Charles F. Kane	Director	January 27, 2020
/s/ Samskriti Y. King Samskriti Y. King	Director	January 21, 2020
/s/ David A. Krall David A. Krall	Director	January 21, 2020
/s/ Angela T. Tucci Angela T. Tucci	Director	January 27, 2020
/s/ Vivian Vitale Vivian Vitale	Director	January 21, 2020